EXECUTION COPY






                                              DYN FUNDING CORPORATION
                                                      Issuer


                                                        and


                                               BANKERS TRUST COMPANY
                                                      Trustee


                                    on behalf of the Series 1997-1 Noteholders




                                             SERIES 1997-1 SUPPLEMENT
                                               Dated April 18, 1997

                                                        to

                                    DYNCORP TRADE RECEIVABLES MASTER INDENTURE
                                               Dated April 18, 1997




                                              $50,000,000
                    7.486% FIXED RATE CONTRACT RECEIVABLE COLLATERALIZED NOTES
                                       SERIES 1997-1, CLASS A


                                          Up to $90,000,000
                     FLOATING RATE CONTRACT RECEIVABLE COLLATERALIZED NOTES
                                       SERIES 1997-1, CLASS B



TABLE OF CONTENTS
Page

ARTICLE I

Creation of Series 1997-1 Notes

Section 1.01. Designation................................................... 2

ARTICLE II

Definitions

Section 2.01. Definitions.................................................. 3

ARTICLE III

Reserve Fund

Section 3.01. Reserve Fund................................................. 8

ARTICLE IV

Rights of Series 1997-1 Noteholders
and Distribution of Collections

Section 4.01. Collection and Distribution of Money........................ 10
Section 4.02. Distribution Account........................................ 11
Section 4.03. General Provisions Regarding
Distribution Account and Reserve Fund..................................... 13
Section 4.04. Determination of LIBOR...................................... 14

ARTICLE V

Redemption of Series 1997-1 Notes

Section 5.01. Optional Redemption......................................... 16
Section 5.02. Special and Mandatory Redemptions........................... 16
Section 5.03. Notice of Optional Redemption by Issuer..................... 18
Section 5.04. Deposit of Redemption Price for Optional, Special........... 18
 and Mandatory Redemptions
Section 5.05. Series 1997-1 Notes Payable on Redemption Date.............. 19
Section 5.06. Payments Upon Certain Events of Default and Triggers........ 20

ARTICLE VI

Transfer of Notes

Section 6.01. Exemption from Securities Act............................... 21
Section 6.02. Further Restrictions on Transfer............................ 21
Section 7.01. Amendment................................................... 22
Section 7.02. Governing Law............................................... 22
Section 7.03. Counterparts................................................ 22
Section 7.04. Ratification of Indenture................................... 22
Section 7.05. Cross-references............................................ 22
Section 7.06. Issuer Covenant............................................. 22
Section 7.07. Tax Treatment............................................... 22

Exhibits

         Exhibit A.  Form of Class A Note
         Exhibit B.  Form of Class B Note
         Exhibit C.  Form of Representation Letter

         SERIES 1997-1 SUPPLEMENT dated April 18, 1997 (this "Series 1997-1 Supplement") between DYN FUNDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein, together with its permitted successors and assigns, the "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (herein, together with its successors in the trusts thereunder as provided in the Indenture referred to below, the "Trustee"), under the DynCorp Trade Receivables Master Indenture, dated April 18, 1997 (the
"Indenture") between the Issuer and the Trustee (the Indenture together with this Series 1997-1 Supplement, the "Agreement").

         Pursuant to Section 2.04 of the Indenture, the Issuer may direct the Trustee to authenticate the initial Series of Notes.
The Principal Terms of this Series are set forth in this Series
1997-1 Supplement to the Indenture.

         Pursuant to this Series 1997-1 Supplement, the Issuer shall create the initial Series of Notes and specify the Principal
Terms thereof.

         In addition to the Grant of the Indenture, the Issuer hereby Grants to the Trustee, for the exclusive benefit of the Holders of the Series 1997-1 Notes, all of the Issuer's right, title and interest in and to the Distribution Account, including all Eligible Investments therein and all income from the investment of funds therein, and the Reserve Fund and all proceeds in any way derived from any of the foregoing items. Such Grants are made in trust to secure the Series 1997-1 Notes equally and ratably without prejudice, priority or distinction, except as expressly provided in the Agreement, between any Series 1997-1
Notes, and to secure (i) the payment of all amounts due on the Series 1997-1 Notes in accordance with their terms, (ii) the payment of all other sums payable under the Agreement and (iii) compliance with the provisions of the Agreement all as provided in the Agreement.

         The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein.

                                                        I

         Creation of Series 1997-1 Notes

           Designation. (a) There is hereby created a Series of Notes to be issued pursuant to this Series 1997-1 Supplement.
The Class A Notes shall be designated generally as the "7.486% Fixed Rate Contract Receivable Collateralized Notes, Series 1997-1, Class A" or the "Class A Notes." The Class B Notes shall be designated generally as the "Floating Rate Contract Receivable Collateralized Notes, Series 1997-1, Class B" or the "Class B Notes". The Class A Notes and the Class B Notes shall be designated generally as the "Series 1997-1 Notes". Such Notes shall be issued in minimum principal amounts of $500,000 and any amount in excess thereof.

         (a) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series 1997-1 Supplement shall be controlling. All capitalized terms not otherwise defined herein are defined in the Indenture. Each capitalized term defined herein shall relate only to the Series 1997-1 Notes and no other Series of Notes issued by the Issuer.


                                                    Definitions

           Definitions.  (a)  Whenever used in this Series 1997-1
Supplement, the following words and phrases shall have the following meanings:

         Account: The Collection Account, the Distribution Account or any Lockbox Account.

         Amortization Date:  April 30, 2002.

         Called Principal: With respect to any Series 1997-1 Note, the Class A Note Principal Balance or the Class B Note Principal Balance, as applicable, that is declared to be due and payable pursuant to (i) an Optional Redemption, Mandatory Redemption or Special Redemption pursuant to Article V hereof or (ii) an acceleration of maturity pursuant to Section 5.02 of the Indenture.

         Class A Initial Note Principal Balance:  $50,000,000.

         Class A Note:  The meaning specified in Section 1.01 hereof.

         Class A Note Interest Rate:  With respect to any Class A
Note, a rate equal to 7.486% per annum.

         Class A Note Principal Balance: As of any day, an amount equal to (a) the Class A Initial Note Principal Balance, minus
(b) all amounts in respect of principal distributed to the Class
A Noteholders in reduction of the Class A Note Principal Balance from time to time prior to such date.

         Class A Stated Maturity:  October 31, 2002.

         Class B Note:  The meaning specified in Section 1.01 hereof.

         Class B Note Interest Rate: With respect to each Increase, LIBOR plus 0.70% per annum.

         Class B Note Principal Balance: As of any day, an amount equal to (a) $0.00, plus (b) the aggregate amount of any Increase in the Class B Note Principal Balance after the Closing Date, minus (c) all amounts in respect of principal distributed to the Class B Noteholders in reduction of the Class B Note Principal Balance from time to time prior to such date.

         Class B Note Purchase Agreement: The Class B Note Purchase Agreement dated April 18, 1997 among the Purchaser, the Issuer and any other purchaser specified therein from time to time.

         Class B Purchase Limit:  $90,000,000 on any day.

         Class B Stated Maturity:  October 31, 2002.

         Closing Date:  April 18, 1997.

         Commitment Fee: For any Interest Period, an amount accruing at a rate of 0.25% per annum on the average daily amount by which the Class B Purchase Limit exceeds the Class B Note Principal
Balance.

         Cut-off Date:  April 16, 1997.

         Distribution Account: The Eligible Account established and maintained with the Trustee pursuant to Section 4.02 hereof.

         Discounted Value: With respect to the Called Principal of any Class A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called
Principal from their respective scheduled due date to the Redemption Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a monthly basis) equal to the applicable
Reinvestment Yield with respect to such Called Principal.

         Increase: Any increase in the Class B Note Principal Balance corresponding to the amount of each advance of funds by the Purchaser to the Issuer under the Class B Note Purchase Agreement. Any such Increase shall not occur more frequently than once per week.

         Interest Period: With respect to the related Payment Date, the period from and including the prior Payment Date to and excluding such Payment Date; provided that the first Interest
Period shall begin on and include the Closing Date and end on and include the day prior to the first Payment Date.

         LIBOR Rate: The London interbank offered rate for one-month Eurodollar deposits, calculated as provided in Section 4.04 hereof.

         LIBOR Determination Date: With respect to any Payment Date, the second Business Day immediately preceding such Payment Date.

         London Business Day: Any Business Day on which dealings in deposits in Eurodollars are transacted in the London interbank market.

         Mandatory Redemption: A redemption by the Issuer of all of the Series 1997-1 Notes pursuant to Section 5.02(b) hereof.

         Mandatory Redemption Level:  A Collateral Value Ratio of
0.95.

         Non-Amortization Period: The period beginning on the Closing Date and ending on the close of business on the Payment
Date before the Amortization Date.

         Optional Redemption: A redemption by the Issuer of all of the Class A Notes pursuant to Section 5.01 hereof.

         Payment Date: The 30th day of each month (except that Payment Dates in the month of February shall be the last day of such month), or, if such 30th day is not a Business Day, the next succeeding Business Day commencing on April 30, 1997.

         Principal Distribution Amount: With respect to each Payment Date during the Amortization Period, the excess of (a) all amounts on deposit in the Collection Account and the Distribution Account representing Collections on the Receivables received from and including the next preceding Determination Date (or, in the case of the Amortization Date, from and including the first day of the Amortization Period) through the day immediately preceding such current Determination Date, including reinvestment income thereon, and any other amounts on deposit in the Collection

Account and the Distribution Account over (b) the sum of the amounts payable on such Payment Date in respect of (i) amounts payable in respect of Administrative Expenses, (ii) all interest due on the Series 1997-1 Notes, (iii) the amount payable pursuant to any Special Redemption or Mandatory Redemption, (iv) any amounts to be deposited in the Reserve Fund pursuant to Section 9.02(c) of the Indenture and (v) the Series 1997-1 Pro Rata Share of the Servicing Fee plus any previously unpaid Series 1997-1 Pro Rata Share of the Servicing Fee.

         Purchasers:  With respect to the Class B Notes, the
Purchasers of Class B Notes under the Class B Note Purchase
Agreement and their successors and assigns.

         Redemption Date: With respect to the Called Principal of any Series 1997-1 Note, the date on which such Called Principal is declared to be due and payable pursuant to a redemption or an acceleration of maturity pursuant to Section 5.02 of the Indenture or Article V hereof. With respect to a Special Redemption or Mandatory Redemption, the Redemption Date shall be the Payment Date next succeeding the Determination Date on which such Special Redemption or Mandatory Redemption is determined to be required.

         Redemption Price: With respect to any Series 1997-1 Note to be redeemed by the Issuer pursuant to a Special Redemption, Mandatory Redemption or Optional Redemption, the sum of (i) 100% of the then Outstanding Note Principal Balance of the Series
1997-1 Notes to be redeemed, (ii) accrued and unpaid interest thereon to the applicable Redemption Date and (iii) with respect to the Class A Notes only, the applicable Yield Maintenance
Amount, if any.

         Reference Banks:  Barclays Bank PLC, Lloyds Bank PLC,
Citibank, N.A. and The Chase Manhattan Bank.

         Reinvestment Yield: With respect to the Called Principal of any Class A Note, the sum of (A) the yield to maturity implied by
(i) the yields reported, as of 10:00 a.m. (New York City time) on
(a) with respect to an Optional Redemption, the 16th Business Day preceding the Redemption Date with respect to such Called
Principal and (b) with respect to a Special Redemption, Mandatory Redemption or an acceleration pursuant to Section 5.02(c) of the Indenture, the Business Day next preceding the Redemption Date with respect to such Called Principal, on the display designated as "Page 678" or "Page 3750" on the Dow Jones Telerate Service
(or such other displays as may replace Page 678 or Page 3750 on the Dow Jones Telerate Service) for actively traded U.S. Treasury securities having a maturity nearest to the Remaining Average
Life of such Called Principal as of such Redemption Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of (a) with respect to an Optional Redemption, the 16th Business Day preceding the Redemption Date with respect to such Called
Principal and (b) with respect to a Special Redemption, Mandatory Redemption or an acceleration pursuant to Section 5.02(c) of the Indenture, the Business Day next preceding the Redemption Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Redemption Date and (B) with respect to an Optional Redemption, 0%, with respect to a Special
Redemption, a Mandatory Redemption pursuant to Section 5.02(b) hereof and with respect to an acceleration pursuant to Section 5.02(c) of the Indenture, 0.50% and with respect to a Mandatory Redemption pursuant to Section 5.02(c) hereof, 1.00%. Such implied yield in (A) above shall be determined, if necessary, by
(a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

         Remaining Average Life: With respect to the Called Principal of any Class A Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between (x) with respect to an Optional Redemption, the 15th Business Day prior to the Redemption Date with respect to such Called Principal and (y) with respect to a Special Redemption or Mandatory Redemption, the Redemption Date with respect to such Called Principal and the Amortization Date.

         Remaining Scheduled Payments: With respect to the Called Principal of any Class A Note, all payments of such Called
Principal and interest thereon that would be due on or after the Redemption Date with respect to such Called Principal if no payment of such Called Principal were made prior to the Amortization Date and assuming such Called Principal is paid in full on the Amortization Date.

         Required Reserve Balance: With respect to any Payment Date, 3% of the Class A Initial Note Principal Balance.

         Reserve Fund: The Eligible Account established and maintained with the Trustee pursuant to Section 3.01 hereof.

         Series 1997-1 Noteholder:  Any Holder of a Series 1997-1
Note.

         Series 1997-1 Notes: The Series of Class A Notes and Class B Notes issued pursuant to this Series 1997-1 Supplement on the Series Issuance Date and designated "Series 1997-1".

         Series 1997-1 Pro Rata Share: With respect to any Determination Date, a fraction expressed as a percentage, (i) the numerator of which is the sum of the Class A Note Principal Balance and the Class B Note Principal Balance and (ii) the denominator of which is the Note Principal Balance of all Series or Classes of Notes issued by the Issuer.

         Series Issuance Date:  April 18, 1997.

         Servicing Fee: With respect to each Payment Date, for so long as the Company is Servicer, an amount equal to one-twelfth of one percent of the aggregate Stated Value of all Eligible Receivables that are pledged to the Trustee, calculated as of the end of the preceding Determination Period.

         Special Redemption: A redemption by the Issuer of the Series 1997-1 Notes pursuant to Section 5.02(a) hereof.

         Yield Maintenance Amount: With respect to any Class A Note, as of the related Redemption Date, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Series 1997-1 Note over such Called Principal. The Yield
Maintenance Amount shall in no event be less than zero.

                                                        Reserve Fund

           Reserve Fund. (a) On or before the Closing Date the Issuer shall establish with the Trustee, an Eligible Account in the corporate trust department of the Trustee denominated "Reserve Fund -- Bankers Trust Company, as Trustee in respect of 7.486% Fixed Rate Contract Receivable Collateralized Notes, Series 1997-1, Class A, and Floating Rate Contract Receivable Collateralized Notes, Series 1997-1, Class B". The Issuer shall deposit in such account on or before the Closing Date, and maintain thereafter, an amount equal to the Required Reserve Balance. All moneys received by the Trustee pursuant to Sections 9.02(d) or (e) of the Indenture, or otherwise from the Issuer, for deposit in the Reserve Fund, together with any Eligible Investments in which such moneys are or will be invested or reinvested during the term of the Indenture, shall be held by the Trustee in the Reserve Fund as part of the Trust Estate granted to secure the Notes, subject to disbursement and withdrawal as herein provided. Income earned on Eligible Investments held in the Reserve Fund will not be a part of the Trust Estate and will be released to the Issuer on any Business Day upon receipt by the Trustee of an Issuer Request, so long as the amount on deposit in the Reserve Fund is at least equal to the Required Reserve Balance.

         (b) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of any moneys in the Reserve Fund shall be invested and reinvested by the Trustee at the Issuer's written direction in one or more Eligible
Investments bearing interest or sold at discount.
Notwithstanding the definition of "Eligible Investments", investments on which the Paying Agent in its commercial capacity is the obligor may mature on the Payment Date next succeeding the date of investment. All income or other gain from investments of money held in the Reserve Fund shall be deposited by the Trustee in the Reserve Fund promptly upon receipt, and any loss resulting from such investments shall be charged to the Reserve Fund.

         (c) Unless the Notes have been declared due and payable pursuant to Section 5.02 of the Indenture, on each Payment Date the Trustee shall withdraw from the Reserve Fund in accordance with the Determination Date Statement, and deposit in the Distribution Account an amount equal to the amount, if any, by which the Note Interest Payment for such Payment Date exceeds the amount on deposit in the Distribution Account on such Payment
Date that is available for such payment (before giving effect to any withdrawal from the Reserve Fund on such date for deposit in the Distribution Account).

         (d) On any Redemption Date on which an Optional Redemption has been declared by the Issuer, the Trustee shall upon receipt of an Issuer Order withdraw from the Reserve Fund, to the extent of funds on deposit therein, and deposit in the Distribution
Account the amount, if any, by which the Redemption Price exceeds the amount on deposit in the Distribution Account on such Redemption Date that is available for such payment (before giving effect to any withdrawal from the Reserve Fund on such date for deposit in the Distribution Account); provided that on such Redemption Date the full Redemption Price is paid to the Outstanding Noteholders.

         (e) On the Stated Maturity of the Notes, a Mandatory Redemption Date, a Special Redemption Date or an Optional Redemption Date, the Trustee shall withdraw from the Reserve Fund and deposit in the Distribution Account the amount, if any, by which the Note Payment for such Payment Date exceeds the amount on deposit in the Distribution Account on such Payment Date that is available for such payment (before giving effect to any withdrawal from the Reserve Fund on such date for deposit in the Distribution Account); provided, in the case of Mandatory Redemption or an Optional Redemption, that on such Payment Date the full Redemption Price is paid to the Outstanding Noteholders.

         Upon the satisfaction and discharge of the Agreement in accordance with Article Four of the Indenture, upon receipt of an Issuer Request, the Trustee shall pay or transfer to the Issuer all money or Eligible Investments then in the Reserve Fund.

                                                        IV

                                        Rights of Series 1997-1 Noteholders
                                          and Distribution of Collections


           Collection and Distribution of Money. (a) The Class A Notes shall bear interest from the Closing Date until paid at the Class A Note Interest Rate. Thirty days of interest shall be due and payable on each Payment Date (other than the first and, if applicable, last Payment Date) on the Note Principal Balance of the Class A Notes, determined as of the Closing Date with respect to the first Payment Date, and thereafter, the preceding Payment Date (after giving effect to any principal payment made on such Notes on such date). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the amounts available in the Distribution Account and Reserve Fund are insufficient to pay the amount of interest due and payable on the Class A Notes on any Payment Date, such shortfall will be carried forward and added to the amount due on such Class A Notes on the next Payment Date. Any such amount carried forward will bear interest, to the extent legally permissible, at a rate per annum which shall be equal to 200 basis points in excess of the Class A Note Interest Rate.

         (a) The principal of the Class A Notes shall be payable commencing on the Amortization Date and on each Payment Date thereafter, to the extent of the amount available after payment of all interest payable on the Notes, to the extent that funds remain in the Collection Account as provided in Section 4.02 hereof.

         (b) The Class B Notes shall bear interest on the average daily Class B Note Principal Balance for the related Interest
Period at the Class B Note Interest Rate.  Interest on the Class
B Notes shall be payable on each Payment Date for the related
Interest Period. Interest will be calculated on the basis of the actual number of days elapsed in the Interest Period and a 360-day year. If the amounts available in the Distribution Account and the Reserve Fund are insufficient to pay the amount of interest due and payable on the Class B Notes on any Payment
Date, such shortfall will be carried forward and added to the amount due on such Class B Notes on the next Payment Date. Any such amount carried forward will bear interest, to the extent legally permissible, at a rate per annum which shall be equal to 200 basis points in excess of the Class B Note Interest Rate.

         (c) The principal of the Class B Notes shall be payable commencing on the Amortization Date and on each Payment Date thereafter, to the extent of the amount available after payment of all interest payable on the Notes, to the extent that funds remain in the Collection Account as provided in Section 4.02 hereof. On any Payment Date during the Non-Amortization Period, the Issuer may designate amounts on deposit in the Collection
Account to pay principal in whole or in part of the Class B
Notes.

         (d) Except as otherwise expressly provided herein or in the Indenture, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to the Agreement, including all payments due on account of any of the Receivables pledged to secure the Notes. The
Trustee shall hold all such money and property received by it in trust for the Holders of the Notes and shall apply it as provided in the Agreement. Except as otherwise expressly provided in the Agreement, if any Default occurs in the making of any payment or performance under the Servicing Agreement, the Trustee may, and upon the written request of the Required Holders (as evidenced by the Note Register) shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under the Agreement and to proceed thereafter as provided in Article Six of the Indenture.

           Distribution Account. (a) Prior to the initial authentication and delivery of the Notes, the Issuer shall open, at a depository institution (which may be the Trustee), an Eligible Account denominated "Distribution Account -- Bankers Trust Company, as trustee in respect of 7.486% Fixed Rate Contract Receivable Collateralized Notes, Series 1997-1, Class A and Floating Rate Contract Receivable Collateralized Notes, Series 1997-1, Class B". The Distribution Account shall be held in the corporate trust department of such depositary institution, in trust and shall relate solely to the Series 1997-1 Notes and Eligible Investments securing the Series 1997-1 Notes. Funds in the Distribution Account shall be held as provided in Section
6.06 of the Indenture. The Issuer shall give the Trustee at least five Business Days' written notice of any change in the location of the Distribution Account and any related account identification information. All payments to be made from time to time to the Holders of Series 1997-1 Notes, out of funds in the Distribution Account pursuant to this Series 1997-1 Supplement shall be made by the Trustee as the Paying Agent of the Issuer or, pursuant to Section 8.10 of the Indenture, by any other Paying Agent appointed by the Issuer. All moneys deposited from time to time in the Distribution Account, including the deposits to be made by the Servicer in the Distribution Account pursuant to the Servicing Agreement, and all investments made with such moneys, shall be held by the Trustee as part of the Trust Estate as herein provided.

         (b) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the Distribution Account shall be invested and reinvested by the Trustee at the Issuer's written direction in one or more Eligible Investments bearing interest or sold at discount. All income or other gain from investment of moneys deposited in the Distribution Account shall be deposited in the Distribution Account immediately upon receipt, and any loss resulting from such investment shall be charged to such Distribution Account. Notwithstanding the definition of "Eligible Investments", in the case of an Account maintained with the Paying Agent, Eligible Investments on which the Paying Agent is the obligor (including repurchase agreements on which the Paying Agent in its commercial capacity is liable as principal), may mature on the Payment Date next succeeding the date of investment.

         (c) On each Payment Date during the Non-Amortization Period, amounts that have been deposited in the Distribution
Account pursuant to Section 9.02(d) of the Indenture will be distributed as follows:

                  first, to the payment of all interest due on the Series 1997-1 Notes and any Commitment Fee due to the Purchaser pursuant to the Class B Note Purchase Agreement;

                  second, to the payment of principal on any Class B Notes as is designated by the Issuer;

                  third, to the payment of all principal due on any Class A Notes that have been called for redemption; and

                  fourth, to the payment of any Yield Maintenance Amount due on any Class A Notes that have been called for redemption.

         (d) On each Payment Date during the Amortization Period, amounts that have been deposited in the Distribution Account pursuant to Section 9.02(e) of the Indenture will be distributed as follows:

                  first, to the payment of all interest due on the Series 1997-1 Notes;

                  second, to the payment of all principal due on any Series 1997-1 Notes that have been called for redemption to be distributed to the Holders thereof on a pro rata basis; and

                  third, to the payment (or distribution to the Issuer for payment) of the Principal Distribution Amount due on the Series 1997-1 Notes to be distributed to the Holders thereof on a pro rata basis.

         (e) On any Payment Date if amounts on deposit in the Distribution Account are not sufficient to make any portion of the Note Interest Payment on such Payment Date, an amount equal to the amount by which the amount available in the Distribution Account is less than the Note Interest Payment will be withdrawn from the Reserve Fund in accordance with the Determination Date Statement, to pay, to the extent available, all interest payable on the Series 1997-1 Notes on such Payment Date.

           General Provisions Regarding Distribution Account and Reserve Fund. (a) The Issuer shall not direct the Trustee to make any investment of any funds in an Account or the Reserve Fund or to sell any investment held in an Account or the Reserve Fund except under the following terms and conditions: (i) (A) each such investment shall be made in the name of the Trustee (in its capacity as such) or its agents, custodians or nominees (or, if, as indicated by an Opinion of Independent Counsel delivered to the Trustee, applicable law provides for perfection of pledges of an investment not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered), (B) the Trustee shall have sole investment control over such investment, the income thereon and the proceeds thereof, and (C) any instrument evidencing such investment shall be delivered directly to the Trustee or its agent; and (ii) the proceeds of each such sale of an investment shall be remitted by the purchaser thereof directly to the Trustee for deposit in the Account or the Reserve Fund in which such investment was held.

         (b) If any amounts are needed for disbursement from an Account or the Reserve Fund and sufficient uninvested funds are not available to make such disbursement, in the absence of an Issuer Order for the liquidation of investments in an amount sufficient to provide the required funds, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account or the Reserve Fund; provided that such investments shall be sold in arm's-length transactions for not less than their fair market value; provided, further, that the Trustee may rely upon the appraisal of an independent appraiser in determining such fair market value.

         (c) The Trustee shall not in any way be held liable by reason of any insufficiency in any Account or the Reserve Fund resulting from any loss on any Eligible Investment included therein except that the Trustee shall remain liable on Eligible
Investments which are obligations of the Trustee in its commercial capacity.

         (d) All investments of funds in an Account or the Reserve Fund and all sales of Eligible Investments held in an Account or the Reserve Fund shall, except as otherwise expressly provided in the Agreement, be made by the Trustee in accordance with an Issuer Order. Such Issuer Order may prescribe specific actions
(including, without limitation, that such funds shall not be invested, in which case such funds shall remain deposited in the Distribution Account or Reserve Fund) or may be a general, standing order authorizing the Trustee to act within certain general parameters or to act on written, facsimile or telephonic instructions (which telephonic instructions shall be confirmed in writing) of specified personnel or agents of the Issuer.

         In the event that:

                  (i) the Issuer shall have failed to give investment directions to the Trustee by 12:01 p.m. New York time on any Business Day authorizing the Trustee to invest the funds then in an Account or the Reserve Fund,

             (ii) a Default or Event of Default shall have occurred and be continuing but the Series 1997-1 Notes shall not have been declared due and payable pursuant to Section 5.02 of the Indenture, or

            (iii) an Event of Default shall have occurred and be continuing, the Series 1997-1 Notes shall have been declared due and payable pursuant to Section 5.02 of the Indenture, and amounts collected or receivable from the related Trust Estate are being applied in accordance with Section 5.06 of the Indenture, the Trustee shall invest and reinvest the funds then in each Account or the Reserve Fund to the fullest extent practicable, but only in one or more Eligible Investments bearing interest or sold at a discount, upon written direction by the Issuer. All investments made pursuant to clause (i) above shall mature on the next
         Business Day following the date of such investment, all such investments made pursuant to clause (ii) above shall mature no later than the latest maturity date therefor permitted for Eligible Investments, and all investments made pursuant to clause (iii) above shall mature no later than the first date following the date of such investment on which the Trustee proposes to make a distribution to Series 1997-1 Noteholders pursuant to Section 5.06 of the Indenture.

           Determination of LIBOR. (a) On each LIBOR Determination Date, the Trustee will determine LIBOR on the basis of the rate for deposits in Eurodollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in Eurodollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Issuer, at approximately 11:00 a.m., New
York City time, on that day for loans in Eurodollars to leading European banks for a one-month period.

         (a) On each LIBOR Determination Date, the Trustee shall send to the Issuer, the Servicer and the Purchaser by facsimile, notification of the LIBOR Rate for the following Interest Period.

                                                        V

         Redemption of Series 1997-1 Notes

           Optional Redemption. The Class A Notes will be redeemable in whole on any day on which the Class B Note Principal Balance is equal to zero, at the option of the Issuer, at the Redemption Price for an Optional Redemption; provided, however, that if such day occurs on or after the Amortization Date, the Redemption Price of such Notes shall not include any Yield Maintenance Amount.

         Section 5.02.  Special and Mandatory Redemptions.

         (a) Special Redemption. If, on any Determination Date, (i) the Collateral Value Ratio as set forth in the Determination Date
Statement prepared in accordance with Section 4.02 of the Servicing Agreement is below 1.00 and the Issuer does not substitute Receivables or deposit cash into the Collection
Account or reduce the Class B Note Principal Balance such that the Collateral Value Ratio, as set forth in such Determination
Date Statement, is raised to 1.00 prior to the related Payment
Date and (ii) such ratio was below 1.00 on the previous
Determination Date and the Company did not substitute Receivables or deposit cash into the Collection Account or reduce the Class B
Note Principal Balance such that the Collateral Value Ratio, as set forth in the Determination Date Statement for such previous
Determination Date, was raised to 1.00 prior to the current
Determination Date, the Trustee shall promptly give notice that it will redeem a portion of the Series 1997-1 Notes on the next
Payment Date. The Trustee shall call for a Special Redemption of the Series 1997-1 Notes in an amount equal to the lesser of
(i)(A) the Outstanding Note Principal Balance minus (B) the sum of (1) the aggregate Stated Value of the Receivables, less the aggregate Stated Value of any Excluded Receivables, in each case valued at the applicable Collateral Value Percentage and (2) the amount on deposit in the Collection Account and (ii) the Outstanding Note Principal Balance. The amounts in clauses (A) and (B)(1) above shall be calculated by the Issuer as of the end of the Determination Period preceding such Determination Date.
Such redemption will be at the Redemption Price for a Special
Redemption.

         During the period from the Determination Date on which the Trustee gives notice of a Special Redemption until the succeeding
Payment Date, subject to Section 4.02(c) hereof and Section
9.02(c) of the Indenture, Collections will be retained in the

Collection Account until the amount of funds on deposit therein is equal to the Redemption Price for such Special Redemption.
If, after the Payment Date on which a Special Redemption is to be made during the Non-Amortization Period, any portion of the related Redemption Price has not been paid, funds may not be withdrawn from the Collection Account to purchase Eligible Receivables pursuant to Section 4.02(c) hereof until the amount required for such Special Redemption is on deposit in the Collection Account and transferred to the Distribution Account.

         Any Special Redemption will be paid, to the extent of funds available in the Collection Account and the Distribution Account, first to the payment of all amounts owing on the Class B Notes until the Class B Note Principal Balance is reduced to zero and second to the payment of all amounts owing on the Class A Notes.

         (b) Mandatory Redemption. The Trustee shall as soon as practicable on any Determination Date promptly give notice of a Mandatory Redemption of all the Outstanding Series 1997-1 Notes, based on information contained in the Determination Date
Statement, if:

                  (i) on the preceding Determination Date, the Collateral Value Ratio was determined to be less than or equal to the Mandatory Redemption Level as of the last day of the second preceding Determination Period and the Company has not caused the Collateral Value Ratio to be increased above the Mandatory Redemption Level by substitution of Receivables or depositing cash into the Collection Account or reduction of the Class B Note Principal Balance;

             (ii) three Special Redemptions (including such current Determination Date) are required within any consecutive
         12-month period; or

            (iii) on any Determination Date, (a) the aggregate Stated Value of all Ineligible Receivables which have been Ineligible Receivables for more than 30 days exceeds 7% of the Aggregate Collateral Balance and (b) the Collateral
         Value Ratio is less than 1.00.

         In the case of clause (i) above, the payment of principal pursuant to the Mandatory Redemption will be due on the Payment Date immediately following the Determination Date next succeeding such notice of a Mandatory Redemption, and in the case of clauses
(ii) or (iii) above, such payment will be due on the Payment Date next succeeding such notice. Such redemption will be at the Redemption Price for a Mandatory Redemption. Any Mandatory Redemption will be paid, to the extent of funds available in the Collection Account and the Distribution Account, to the Series 1997-1 Noteholders in the proportion that the Note Principal

Balance of each Series 1997-1 Note to be redeemed bears to the Outstanding Note Principal Balance; provided that if funds available on such Payment Date in the Collection Account and the Distribution Account are insufficient therefor, payment of a Mandatory Redemption may include funds on deposit in the Reserve Fund; provided, further, that the aggregate of funds available on such Payment Date in the Collection Account, the Distribution Account and the Reserve Fund are sufficient to pay in full the Outstanding Note Principal Balance.

         (c) Mandatory Redemption upon Direction of Noteholders. If on any date of determination the Issuer is prohibited from purchasing additional Eligible Receivables pursuant to Section
3.03 of the Sale and Purchase Agreements, the Issuer shall give notice thereof to the Series 1997-1 Noteholders, which notice shall reference this Section 5.02(c) relating to Mandatory
Redemption. If the Required Holders of the Series 1997-1 Notes so direct the Trustee in writing, the Trustee shall give notice of a Mandatory Redemption of all the Outstanding Series 1997-1
Notes. Payment will be due on the Payment Date next succeeding such direction from the Required Holders of the Series 1997-1
Notes at the Redemption Price for a Mandatory Redemption.

         Section 5.03.  Notice of Optional Redemption by Issuer.

         The Issuer shall give the Trustee and each Class A
Noteholder fifteen Business Days prior written notice of any Optional Redemption.

         All notices of redemption shall state:

         (a)      the Redemption Date;

         (b) the Redemption Price (including any Yield Maintenance Amount, if applicable);

         (c) that interest thereon shall cease to accrue on the date specified on the notice;

         (d) the place where such Series 1997-1 Notes are to be surrendered (or an indemnity reasonably satisfactory to the Trustee provided) for payment of the Redemption Price, which shall be the office or agency of the Trustee to be maintained as provided herein.

         Failure to give notice of redemption, or any defect therein, to any Holder of any Series 1997-1 Note selected for redemption shall not impair or affect the validity of the redemption of any other Series 1997-1 Note.

         Section 5.04.  Deposit of Redemption Price for Optional,
Special and Mandatory Redemptions.

         (a) In the case of an Optional Redemption, on or before the Payment Date on which such Optional Redemption is to be made, the Issuer shall deposit in the Distribution Account cash in an amount sufficient to provide for payment of the Redemption Price of all of the Class A Notes (unless such payment is to be made from funds on deposit in the Collection Account, any Lock-box
Account or the Reserve Fund).

         (b) In the case of all Special Redemptions and any Mandatory Redemption, on or before the Payment Date on which a Special Redemption or Mandatory Redemption is to be made, the Issuer shall deposit into the Distribution Account cash in an amount sufficient to provide payment of the Redemption Price for all of the Series 1997-1 Notes that are to be redeemed on such Payment Date. If during the Non-Amortization Period any portion of the amount to be paid on a Payment Date as a Special Redemption or Mandatory Redemption remains outstanding after such Payment Date, cash will not be released from the Collection Account for the purpose of acquiring additional Eligible Receivables or for the payment of the Series 1997-1 Pro Rata Share of the Servicing Fee until such unpaid Special Redemption or Mandatory Redemption Amount is paid or cash therefor is on deposit in the Distribution Account. Any Special Redemption and Mandatory Redemption will be paid to the Series 1997-1 Noteholders in the proportion that the Note Principal Balance of each Series 1997-1 Note to be redeemed bears to the Outstanding Note Principal Balance.

         Section 5.05.  Series 1997-1 Notes Payable on Redemption
Date.

         Notice of redemption having been given as provided in
Section 5.03 hereof, the Series 1997-1 Notes or portions thereof so to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and on such Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price) such Series 1997-1 Notes (or portion thereof) shall cease to bear interest as specified in the Agreement. On or after the Redemption Date, such Series 1997-1 Notes shall be paid by the Issuer at the Redemption Price; provided, however, that payments due on a Redemption Date which is also a Payment Date shall be payable to the Holders of such Series 1997-1 Notes registered as such on the relevant Record Dates according to their terms.

         If any Outstanding Series 1997-1 Note called for Optional Redemption pursuant to Section 5.01 hereof shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at a per annum rate equal to 200 basis points in excess of the applicable Note Interest Rate.




         Section 5.06.  Payments Upon Certain Events of Default and
Triggers.

         (a) If an Event of Default specified in clause (1), (2),
(8), (9), (10) (as to clause (10), with respect to Sections 5.01(c) and (d) only of the Servicing Agreement) or clauses (3) or (4), to the extent permitted by law, of Section 5.01 of the Indenture occurs, the amounts payable on the Class A Notes pursuant to Section 5.02(b) of the Indenture shall include Yield Maintenance Amount.

         (b) If (a) at the close of business on the date of any Increase, after giving effect to the Increase and any withdrawals from the Collection Account, the amount on deposit in the Collection Account is in excess of $45,000,000, and (b) the foregoing condition continues for the three Business Days following such date of Increase, then, on the next following Business Day (x) the amount by which the amount on deposit in the Collection Account at the end of the preceding Business Day exceeded the amount of $45,000,000 shall be paid as a reduction in principal of the Class B Notes and (y) the Issuer shall pay a fee of $2,000 to the Class B Noteholders.

                                                        VI

         Transfer of Notes

           Exemption from Securities Act. No transfer of the Series 1997-1 Notes may be made from the date of issuance of the Series 1997-1 Notes (other than a transfer as to which the proposed transferee has provided a representation letter substantially in the form of Exhibit C hereto) unless the transferee provides an opinion of counsel satisfactory to the Trustee (which may be in-house counsel of the transferee) with respect to the availability of an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) under the Securities Act of 1933, as amended.

           Further Restrictions on Transfer. Without the consent of the Company, transfer of the Series 1997-1 Notes may not be made from the date of issuance of the Series 1997-1 Notes to any Person domiciled in a country other than the United States of America or a competitor of the Company or any of its Affiliates.

                                                        VII

                                             Miscellaneous Provisions

           Amendment.  No amendment may be made to this Series
1997-1 Supplement other than as provided in the Agreement.

           Governing Law.  THE AGREEMENT AND EACH SERIES 1997-1
NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED THEREIN.

           Counterparts. This Series 1997-1 Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instru ment.

           Ratification of Indenture. As supplemented by this Series 1997-1 Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Series 1997-1 Supplement shall be read, taken, and construed as one and the same instrument.

           Cross-references. Cross-references to sections and subsections correspond to sections and subsections of this Series
1997-1 Supplement except where otherwise indicated.

           Issuer Covenant. The Issuer hereby covenants to deliver all lien searches under the UCC dated a recent date as soon as possible after the date hereof as required by the Sale and Purchase Agreement .

           Tax Treatment. The Issuer, by entering into this Series 1997-1 Supplement, and each Noteholder, by its acceptance of a Series 1997-1 Note, agree to treat the Series 1997-1 Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Series 1997-1 Supplement to be duly executed by their respective officers as of the day and year first above written.


                                         DYN FUNDING CORPORATION,
                                         Issuer


                                         By:____________________________
                                            Name:
                                            Title:



                                         BANKERS TRUST COMPANY,
                                         Trustee


                                          By:____________________________
                                             Name:
                                             Title:

                                                     EXHIBIT A

                                               FORM OF CLASS A NOTE

         THE CLASS A NOTES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT, THE INVESTMENT COMPANY ACT AND APPLICABLE STATE SECURITIES LAWS. THE CLASS A NOTES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT TO (A)
"QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER
THE ACT ("RULE 144A")) AS PERMITTED UNDER RULE 144A OR (B) INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE
501(A)(1), (2), (3) OR (7) UNDER THE ACT) AND AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS.

         THE PRINCIPAL OF THIS CLASS A NOTE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CLASS
A NOTE.  ACCORDINGLY, THE UNPAID PRINCIPAL BALANCE OF THIS CLASS
A NOTE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING
THIS CLASS A NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE. THE RIGHTS OF A HOLDER OF THIS CLASS A
NOTE ARE SUBJECT TO THE PROVISIONS OF THE WITHIN-REFERENCED
AGREEMENT.

                                      DYN FUNDING CORPORATION
                    7.486% Fixed Rate Contract Receivable Collateralized Note
                                      Series 1997-1, Class A

7.486% Class A Note                              Class A Initial Note
Interest Rate                                Principal Amount:  $50,000,000

Note No. __                                  Stated Maturity:  October 31, 2002

CUSIP No. 267743 AA 0


         Dyn Funding Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ____________________ or registered assigns, in accordance with the terms of the DynCorp Trade Receivables Master Indenture, dated April 18, 1997 (the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee), as supplemented by the Series 1997-1 Supplement, dated April 18, 1997 (the "Series 1997-1 Supplement"), between the Issuer and the Trustee (the Series 1997-1 Supplement and the Indenture being collectively referred to herein as the "Agreement"), the principal sum of ____________________ DOLLARS ($__________) as herein described, and interest on the unpaid amount hereof in the manner hereinafter described until this Class A Note has been paid in full.

         This Class A Note is one of a duly authorized issue of Series 1997-1 Notes of the Issuer, designated as the 7.486% Fixed Rate Contract Receivable Collateralized Notes, Series 1997-1, Class A (herein referred to as the "Class A Notes"), limited in aggregate principal amount to $50,000,000 under the Agreement, subject to the terms, provisions and conditions of the Agreement, to which Agreement reference is made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Series 1997-1 Notes, and the terms upon which the Series 1997-1 Notes are, and are to be, authenticated and delivered. Also issued under the Agreement are the Floating Rate Contract Receivable Collateralized Notes, Series 1997-1, Class B.
 A summary of certain of the pertinent provisions of the Agreement is set forth hereinafter. All terms used in this Class A Note that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         Each payment of this Class A Note shall be applied first to the payment of interest accrued and unpaid on this Class A Note and then, if principal is then payable, to the payment of principal of this Class A Note.

         The interest on this Class A Note and principal of this Class A Note shall be distributable in lawful money of the United
States in the following manner:

                  (a) Interest shall be payable on this Class A Note at the rate of 7.486% per annum (the "Class A Note Interest Rate"). Thirty days of interest shall be due and payable on the 30th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a "Payment
         Date") commencing on April 30, 1997 on the Class A Note Principal Balance of the Class A Notes, determined as of the Closing Date with respect to the first Payment Date, and thereafter, the preceding Payment Date (after giving effect to any principal payment made on such Notes on such date). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the amounts available in the Distribution Account and the Reserve Fund are insufficient to pay the amount of interest due and payable on the Class A Notes on any Payment Date, such shortfall will be carried forward and added to the amount due on such Class A Notes on the next Payment Date. Any such amount carried forward will bear interest, to the extent legally permissible, at a rate per annum which shall be equal to 200 basis points in excess of the Class A Note Interest Rate.

                  (b) The principal of the Class A Notes shall be payable commencing on the Amortization Date and each Payment Date thereafter and otherwise in accordance with the Agreement, to the extent of the amount available after payment of all interest payable on the Notes, to the extent that funds remain in the Collection Account, as provided in the Agreement. The Holders of the Class A Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and the principal payable on such Payment Date. Payments of principal to such Holders shall be made in the proportion that the unpaid principal balance of the Class A Notes registered in the name of each such Holder on such Record Date bears to the aggregate unpaid principal balance of all the Class A Notes (the "Outstanding Class A Note Principal Balance") on such Record Date. All payment obligations under a Class A Note are discharged to the extent such payments are made to the Holder of record.

         The principal and interest to be distributed on any Payment Date will, as provided in the Agreement, be distributed to the Person in whose name this Class A Note is registered on the Record Date for such Payment Date.

         Payments on the Class A Notes shall be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Trustee in writing by the Record Date immediately prior to such Payment Date and is the registered owner of Class A Notes in the initial aggregate principal amount equal to or in excess of $500,000. The final installment of principal of and interest on each Class A Note shall be payable on or before its Class A Stated Maturity. The Trustee shall notify the Person in whose name a Class A Note is registered at the close of business on the twenty-fifth day of the month next preceding the month of the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Class A Note will be paid. Upon payment of the final installment of principal of and interest on each Class A Note, the Holders will return the Class A Notes to the Trustee for cancellation.

         The Class A Notes may be redeemed, at the option of the Issuer, on notice as provided in the Agreement, in whole but not in part, on any Payment Date at a price (the "Redemption Price") equal to the sum of (i) 100% of the then Outstanding Class A Note Principal Balance, (ii) accrued and unpaid interest to such Payment Date and (iii) the applicable Yield Maintenance Amount, if any. The Class A Notes are additionally subject from time to time to redemption (i) in part, pursuant to a Special Redemption and (ii) in whole but not in part, pursuant to a Mandatory

Redemption, respectively, under the limited circumstances set forth in the Agreement. The price to be paid for Class A Notes so redeemed will be equal to the applicable Redemption Price.

         Upon surrender for registration of transfer of any Class A
Note in certificated form at the office or agency of the Issuer to be maintained in the United States of America, the Issuer shall execute, and, upon an Issuer Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Notes of any authorized denominations of a like aggregate principal amount.

         Prior to due presentment for registration of transfer of any Class A Note, the Issuer, the Trustee and any agent of the Issuer or of the Trustee may treat the Person in whose name any Class A
Note is registered as the owner of such Class A Note for the purpose of receiving payments of principal and interest on such Class A Note and for all other purposes whatsoever, (whether or not such Class A Note is overdue), and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be bound by notice to the contrary.

         If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all of the Class A Notes may, and in certain cases shall, become or be declared due and payable in the manner and with the effect provided in the Agreement.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of the Class A Notes under the Agreement at any time by the Issuer and the Trustee with the consent of the Registered Holders of all Series evidencing 66 2/3% of the Outstanding Note Principal Balance as of any date of determination. Any such consent by the Holder of this Class A Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A Note.

         The Class A Notes are issuable only in registered certificated form in minimum denominations of $500,000 and integral multiples of $100,000 in excess thereof, except that the Issuer may issue one Class A Note in such denomination as it deems necessary and appropriate to represent the remainder of the Outstanding Class A Note Principal Balance as provided in the Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Class A Note shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

                       THIS CLASS A NOTE AND THE AGREEMENT SHALL BE CONSTRUED
                                    IN ACCORDANCE WITH, AND GOVERNED BY,
                                     THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Dyn Funding Corporation has caused this Class A Note to be signed by an authorized officer.


                                            DYN FUNDING CORPORATION


                                            By:______________________________
                                               Name:
                                               Title:

                                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within mentioned Agreement.


Date of Authentication:                          BANKERS TRUST COMPANY
                                                   as Trustee
__________

                                                By:  ________________________
                                                     Name:
                                                     Title:

                                                   ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this Class A Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                         UNIF GIFT MIN ACT--..........Custodian................
                                                     (Cust)  (Minor)

COM -- as tenants in common                  Under Uniform Gifts to Minors
ENT -- as tenants by the                     Act..........................
           entireties                                  (State)
TEN -- as joint tenants with
           rights of survivorship
           and not as tenants in
           common

Additional abbreviations may also be used though not in the above list.

                                                 FORM OF TRANSFER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________
______________________________________________________________
______________________________________________________________
         Please print or typewrite name and address of assignee

the within Class A Note and does hereby irrevocably constitute and appoint ______________________________________________
Attorney in fact to transfer the said Class A Note on the books thereof of the within named Corporation, with full power of substitution in the premises.

Dated:  ___________________

                                             ______________________________*
                                             Signature Guaranteed:


                                             ______________________________




_______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Class A Note in every particular without alteration or enlargement or any change whatever. The signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Program: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                                                     EXHIBIT B

                                               FORM OF CLASS B NOTE

         THE CLASS B NOTES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT, THE INVESTMENT COMPANY ACT AND APPLICABLE STATE SECURITIES LAWS. THE CLASS B NOTES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT TO (A)
"QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER
THE ACT ("RULE 144A")) AS PERMITTED UNDER RULE 144A OR (B) INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE
501(A)(1), (2), (3) OR (7) UNDER THE ACT) AND AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS.

         THE UNPAID PRINCIPAL BALANCE OF THIS CLASS B NOTE WILL BE AS SET FORTH ON ATTACHMENT A. ANYONE ACQUIRING THIS CLASS B NOTE
MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE
TRUSTEE.  THE RIGHTS OF A HOLDER OF THIS CLASS B NOTE ARE SUBJECT
TO THE PROVISIONS OF THE WITHIN-REFERENCED AGREEMENT.

                                     DYN FUNDING CORPORATION
                         Floating Rate Contract Receivable Collateralized Note
                                     Series 1997-1, Class B


Note No. __                              Stated Maturity:  October 31, 2002

CUSIP No. 267743 AB 8


         Dyn Funding Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ____________________ or registered assigns, in accordance with the terms of the DynCorp Trade Receivables Master Indenture, dated April 18, 1997 (the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee), as supplemented by the Series 1997-1 Supplement, dated April 18, 1997 (the "Series 1997-1 Supplement"), between the Issuer and the Trustee (the Series 1997-1 Supplement and the Indenture being collectively referred to herein as the "Agreement"), the principal sum set forth on Attachment A hereto, which shall not exceed ____________________ DOLLARS ($__________), as shall have been advanced and then be outstanding hereunder as herein described, and interest on the unpaid amount hereof in the manner hereinafter described until this Class B Note has been paid in full. However, principal with respect to the Class B Notes may be paid earlier or later as described in the Agreement, and the principal amount of the Class

B Notes may be increased, but not in excess of the Class B
Purchase Limit, from time to time as provided in the Agreement.

         This Class B Note is one of a duly authorized issue of Series 1997-1 Notes of the Issuer, designated as the Floating Rate Contract Receivable Collateralized Notes, Series 1997-1, Class B (herein referred to as the "Class B Notes"), limited in aggregate principal amount to $90,000,000 under the Agreement, subject to the terms, provisions and conditions of the Agreement, to which Agreement reference is made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Series 1997-1 Notes, and the terms upon which the Series 1997-1 Notes are, and are to be, authenticated and delivered. Also issued under the Agreement are the 7.486% Fixed Rate Contract Receivable Collateralized Notes, Series 1997-1, Class A. A summary of certain of the pertinent provisions of the Agreement is set forth hereinafter. All terms used in this Class B Note that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         Each payment of this Class B Note shall be applied first to the payment of interest accrued and unpaid on this Class B Note and any Commitment Fee due to the Purchaser pursuant to the Class B Note Purchase Agreement and then, if principal is then payable, to the payment of principal of this Class B Note.

         The interest on this Class B Note and principal of this Class B Note shall be distributable in lawful money of the United
States in the following manner:

                  (a) Interest will accrue on the average daily outstanding Class B Note Principal Balance, if any, from the Closing Date through April 29, 1997 and with respect to each Interest Period thereafter, at the rate of 0.70% per annum above LIBOR (the "Class B Note Interest Rate"), as more specifically set forth in the Agreement and will be due and payable on the 30th day of each month or, if such day is not a Business Day, the next succeeding Business Day commencing on April 30, 1997 (each, a "Payment Date"). Interest will be calculated on the basis of the actual number of days elapsed in a 360-day year. If the amounts available in the Distribution Account and Reserve Fund are insufficient to pay the amount of interest due and payable on the Class B Notes on any Payment Date, such shortfall will be carried forward and added to the amount due on such Class B Notes on the next Payment Date. Any such amount carried forward will bear interest, to the extent legally permissible, at a rate per annum which shall be equal to 200 basis points in excess of the Class B Note Interest Rate.

                  (b) The principal of the Class B Notes shall be payable commencing on the Amortization Date and each Payment Date thereafter and otherwise in accordance with the Agreement, to the extent of the amount available after payment of all interest payable on the Notes, to the extent that funds remain in the Collection Account, as provided in the Agreement. On any Payment Date during the Non-Amortization Period, the Issuer may designate amounts on deposit in the Collection Account to pay principal in whole or in part of the Class B Notes. The Holders of the Class B Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and the principal payable on such Payment Date. Payments of principal to such Holders shall be made in the proportion that the unpaid principal balance of the Class B Notes registered in the name of each such Holder on such Record Date bears to the aggregate unpaid principal balance of all the Class B Notes (the "Outstanding Class B Note Principal Balance") on such Record Date. All payment obligations under a Class B Note are discharged to the extent such payments are made to the Holder of record.

         The principal and interest to be distributed on any Payment Date will, as provided in the Agreement, be distributed to the Person in whose name this Class B Note is registered on the Record Date for such Payment Date.

         Payments on the Class B Notes shall be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Trustee in writing by the Record Date immediately prior to such Payment Date and is the registered owner of Class B Notes in the initial aggregate principal amount equal to or in excess of $500,000. The final installment of principal of and interest on each Class B Note shall be payable on or before its Class B Stated Maturity. The Trustee shall notify the Person in whose name a Class B Note is registered at the close of business on the twenty-fifth day of the month next preceding the month of the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Class B Note will be paid. Upon payment of the final installment of principal of and interest on each Class B Note, the Holders will return the Class B Notes to the Trustee for cancellation.

         The Class B Notes may be paid, in whole or in part from time to time, at the option of the Issuer, on any Payment Date.

         Upon surrender for registration of transfer of any Class B
Note in certificated form at the office or agency of the Issuer to be maintained in the United States of America, the Issuer shall execute, and, upon an Issuer Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class B Notes of any authorized denominations of a like aggregate principal amount.

         Prior to due presentment for registration of transfer of any Class B Note, the Issuer, the Trustee and any agent of the Issuer or of the Trustee may treat the Person in whose name any Class B
Note is registered as the owner of such Class B Note for the purpose of receiving payments of principal and interest on such Class B Note and for all other purposes whatsoever, (whether or not such Class B Note is overdue), and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be bound by notice to the contrary.

         If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all of the Class B Notes may, and in certain cases shall, become or be declared due and payable in the manner and with the effect provided in the Agreement.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of the Class B Notes under the Agreement at any time by the Issuer and the Trustee with the consent of the Registered Holders of all Series evidencing 66 2/3% of the Outstanding Note Principal Balance as of any date of determination. Any such consent by the Holder of this Class B Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B Note.

         The Class B Notes are issuable only in registered certificated form in minimum denominations of $500,000 and integral multiples of $100,000 in excess thereof, except that the Issuer may issue one Class B Note in such denomination as it deems necessary and appropriate to represent the remainder of the Outstanding Class B Note Principal Balance as provided in the Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Class B Note shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

                       THIS CLASS B NOTE AND THE AGREEMENT SHALL BE CONSTRUED
                                       IN ACCORDANCE WITH, AND GOVERNED BY,
                                         THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Dyn Funding Corporation has caused this Class B Note to be signed by an authorized officer.


                                            DYN FUNDING CORPORATION


                                            By:______________________________
                                               Name:
                                               Title:

                                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes referred to in the within mentioned Agreement.


Date of Authentication:                           BANKERS TRUST COMPANY
                                                    as Trustee
__________, 1997

                                                By:  ________________________
                                                     Name:
                                                     Title:

                                                   ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this Class B Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                         UNIF GIFT MIN ACT--..........Custodian................
                                                     (Cust)      (Minor)

COM -- as tenants in common                    Under Uniform Gifts to Minors
ENT -- as tenants by the                       Act..........................
           entireties                                              (State)
TEN -- as joint tenants with
           rights of survivorship
           and not as tenants in
           common

Additional abbreviations may also be used though not in the above list.

                                                 FORM OF TRANSFER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________
______________________________________________________________
______________________________________________________________
         Please print or typewrite name and address of assignee

the within Class B Note and does hereby irrevocably constitute and appoint ___________________________________________________
Attorney in fact to transfer the said Class B Note on the books thereof of the within named Corporation, with full power of substitution in the premises.

Dated:  ___________________

                                              ______________________________*
                                              Signature Guaranteed:


                                              ______________________________




_______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Class A Note in every particular without alteration or enlargement or any change whatever. The signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Program: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                                              Attachment A

Date of           Principal                Interest    Principal      Interest
Increase          Advanced                    Paid      Paid            Rate

                                                EXHIBIT C


                  (1) The Purchaser understands and acknowledges that the Notes have not been registered under the Act or any other applicable securities law, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Act"), or any other applicable law or pursuant to an exemption therefrom and the conditions for transfer set forth in paragraph (4) below.

                  (2)  The Purchaser is either:

                           (a) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Act) ("Accredited Investors"); or

                           (b) a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Act ("Rule 144A"), and is aware that any sale of the Notes to it will be made in reliance on Rule 144A. Such acquisition will be for its own account or for the account of another Qualified Institutional Buyer.

                  (3) Each purchaser of the Notes who is a Qualified Institutional Buyer or an Accredited Investor as described in Sections 2(a) and 2(b) above is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts to be at all times within its or their control and subject to its or their ability to resell the Notes pursuant to Rule 144A, or other exemption from registration available under the Act. Such purchaser agrees, on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, to offer, sell or otherwise transfer such Notes only (a) pursuant to a registration statement which has been declared effective under the Act, (b) to a person it reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A and with respect to which the purchaser will provide to the Note Registrar a signed letter containing certain representations and warranties relating to the proposed transferee and the restrictions on transfer of the Notes, (c) to an Accredited

         Investor that, prior to such transfer, furnishes to the Registrar a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes a signed letter containing certain representations and warranties relating to the proposed transferee and the restrictions on transfer of the Notes (the form of which letter may be obtained from the Registrar), (c) to an Accredited Investor that, prior to such transfer, furnishes to the Registrar a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes or (d) pursuant to an exemption from such registration requirements as confirmed in an opinion of counsel satisfactory to the Issuer and the Note Registrar, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts to be at all times within its or their control.

                  (4) The Purchaser will be required to certify whether such purchaser is a "benefit plan investor" as defined in
         Section 2510.3-101(f)(2) of the Labor Regulations promulgated under ERISA, or if such purchaser is an insurance company licensed to issue contracts of insurance in any state, whether the source of funds from which its investment is to be made is the general account of such insurance company.

                  (5) It acknowledges that the Issuer and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the acknowledgements, representations or warranties deemed to have been made by its purchase of the Notes are no longer accurate, it shall promptly notify the Issuer. If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.